HEAD OFFICE:
A-6, Maharani Bagh
New Delhi-110065
Ph.: 011-41626471, 41626470
Fax: 011-41328425
Email: info@bansalco.com

BANSAL & CO LLP
CHARTERED ACCOUNTANTS

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of ZenaTech, Inc. of our report dated February 04, 2026, relating to the financial statements of ZenaTech, Inc. as of and for the fiscal year ended December 31,2024 appearing in ZenaTech, Inc.'s Annual Report on Form 20-F for the fiscal year ended December 31,2024.

We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

Bansal and Co. LLP

Bansal & Co. LLP
New Delhi, India
February 6, 2026

BANSAL & CO LLP * New Delhi * Chartered Accountants *